THE GABELLI VALUE FUND INC.

                                                       DISTRIBUTION AGREEMENT


                                                    July 30, 1993

Gabelli & Company, Inc.
One Corporate Center
Rye, New York 10580-1435

Dear Sirs:

This is to confirm that, in consideration of the agreements hereinafter contained, the undersigned, The Gabelli Value Fund Inc., a Maryland corporation (the "Fund"), has agreed that Gabelli & Company, Inc. (the "Distributor") shall be, for the period of this Agreement, the distributor of shares of common stock, par value $.001 per share, issued by the Fund (the "Shares").

1.   Services as Distributor

1.1 The Distributor will act as agent for the distribution of the Shares covered by the registration statement, prospectus and statement of additional information then in effect for the Fund (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act").

1.2 The Distributor agrees to use its best efforts to solicit orders for the sale of the Shares at the public offering price, as determined in accordance with the Registration Statement, and will undertake such advertising and promotion as it believes is reasonable in connection with such solicitation.

1.3 All activities by the Distributor as distributor of the Shares shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted by the Securities and Exchange Commission (the "SEC") or by any securities association registered under the Securities Exchange Act of 1934. The Distributor is and throughout the term of this Agreement will remain a member in good standing with the National Association of Securities Dealers, Inc. ("NASD") and will abide by the NASD's Rules of Fair Practice.

1.4 The Distributor will provide one or more persons during normal business hours to respond to telephone questions concerning the Fund.

1.5 The Distributor acknowledges that, whenever in the judgment of the Fund's officers such action is warranted for any reason, including, without limitation, market, economic or political conditions, those officers may decline to accept any orders for, or make any sales of, any Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

1.6 The Distributor will act only on its own behalf as principal should it choose to enter into selling agreements with selected dealers or others.

2.   Duties of the Fund

2.1 The Fund agrees at its own expense to execute any and all documents, to furnish any and all information and to take any other actions that may be reasonably necessary in connection with the qualification of the Shares for sale in those states that the Distributor may designate.

2.2 The Fund shall furnish from time to time, for use in connection with the sale of the Shares, such information reports with respect to the Fund and its Shares as the Distributor may reasonably request, all of which shall be signed by one or more of the Fund's duly authorized officers; and the Fund warrants that the statements contained in any such reports, when so signed by one or more of the Fund's officers, shall be true and correct. The Fund shall also furnish the Distributor upon request with: (a) annual audited financial statements prepared by independent public accountants regularly retained by the Fund; (b) semiannual unaudited financial statements pertaining to the Fund; (c) any interim reports prepared by the Fund; (d) a quarterly itemized list of the securities in the Fund's portfolio; and (e) from time to time such additional information regarding the Fund's financial condition as the Distributor may reasonably request.

2.3 The Fund shall pay to the Distributor the proceeds from any sales load imposed on the purchases of the Shares as specified in the Registration Statement. The Fund has also agreed to pay the Distributor such amounts as are set forth in the Fund's Distribution Plan (the "Plan") adopted in accordance with Rule 12b-1 under the 1940 Act whereby the Fund may pay the Distributor (or other "Designated Dealers" as defined in the Plan) for certain distribution expenses incurred in connection with the offering and sales of Fund Shares.

3.   Representations and Warranties

The Fund represents to the Distributor that the Registration Statement and all amendments thereto filed by the Fund with the SEC under the 1933 Act and the 1940 Act with respect to the Shares of the Fund have been carefully prepared in conformity with the requirements of the 1933 Act, the 1940 Act and the rules and regulations of the SEC thereunder. As used in this Agreement the term "Registration Statement", shall mean any registration statement, prospectus and statement of additional information filed by the Fund with the SEC and any amendments and supplements thereto which at any time shall have been filed with the SEC. The Fund represents and warrants to the Distributor that the Registration Statement, when such Registration Statement becomes effective, will include all statements required to be contained therein in conformity with the 1933 Act, the 1940 Act and the rules and regulations of the SEC; that all statements of fact contained in the Registration Statement will be true and correct when such Registration Statement becomes effective; and that the Registration Statement when such Registration Statement becomes effective will not include an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Fund's shares. The Distributor may, but shall not be obligated to, propose from time to time such amendment or amendments to the Registration Statement as, in the light of future developments, may, in the opinion of the Distributor's counsel, be necessary or advisable. If the Fund shall not propose such amendment or amendments within fifteen days after receipt by the Fund of a written request from the Distributor to do so, the Distributor may, at its option, terminate this Agreement. The Fund shall not file any amendment to the Registration Statement without giving the Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Fund's right to file at any time such amendments to the Registration Statement, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional.

4.   Indemnification

4.1 The Fund authorizes the Distributor and any dealers with whom the Distributor has entered into dealer agreements to use any prospectus or statement of additional information furnished by the Fund from time to time, in connection with the sale of the Fund's Shares. The Fund agrees to indemnify, defend and hold the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers and directors, or any such controlling person, may incur under the 1933 Act, the 1940 Act or common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or arising out of or based upon any omission or alleged omission to state a material fact required to be stated in the Registration Statement, or necessary to make the statements in it not misleading; provided, however, that the Fund's agreement to indemnify the Distributor, its officers or directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement in reliance upon and in conformity with written information furnished to the Fund by or on behalf of the Distributor specifically for inclusion therein; and further provided that the Fund's agreement to indemnify the Distributor and the Fund's representations and warranties hereinbefore set forth in paragraph 3 shall not be deemed to cover any liability to the Fund or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of the Distributor's reckless disregard of its obligations and duties under this Agreement. The Fund's agreement to indemnify the Distributor, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Fund's being notified of any action brought against the Distributor, its officers or directors, or any such controlling person, such notification to be given by letter or by telegram addressed to the Fund at its principal office in Rye, New York and sent to the Fund by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. The failure to so notify the Fund of any such action shall not relieve the Fund from any liability that the Fund may have to the person against whom such action is brought by reason of any such untrue or alleged untrue statement or omission or alleged omission otherwise than on account of the Fund's indemnity agreement contained in this paragraph 4.1. The Fund's indemnification agreement contained in this paragraph 4.1 and the Fund's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, its officers and directors, or any controlling person, and shall survive the delivery of any of the Fund's Shares. This agreement of indemnity will inure exclusively to the benefit of the Distributor, to the benefit of its several officers and directors, and their respective estates, and to the benefit of the Distributor's controlling person and the successors of such controlling person. The Fund agrees to notify the Distributor promptly of the commencement of any litigation or proceedings against the Fund or any of its officers or trustees in connection with the issuance and sale of any of the Fund's Shares.

4.2 The Distributor agrees to indemnify, defend and hold the Fund, its several officers and directors, and any person who controls the Fund within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) that the Fund, its officers or directors or any such controlling person may incur under the 1933 Act, the 1940 Act or common law or otherwise, but only to the extent that such liability or expense incurred by the Fund, its officers or directors or such controlling person resulting from such claims or demands shall arise out of or be based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, or arises out of or be based upon any omission or alleged omission to state a material fact required to be stated therein, but in each case only to the extent that the untrue or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Fund by or on behalf of the Distributor specifically for inclusion therein. The Distributor's agreement to indemnify the Fund, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Distributor being notified of any action brought against the Fund, its officers or directors, or any such controlling person, such notification to be given by letter or telegram addressed to the Distributor at its principal office in Rye, New York and sent to the Distributor by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. The failure to so notify the Distributor of any such action shall not relieve the Distributor from any liability that the Distributor may have to the Fund, its officers or directors, or to such controlling person by reason of any such untrue or alleged untrue statement or omission or alleged omission otherwise than on account of the Distributor's indemnity agreement contained in this paragraph 4.2. The Distributor agrees to notify the Fund promptly of the commencement of any litigation or proceedings against the Distributor or any of its officers or directors in connection with the issuance and sale of any of the Fund's Shares.

4.3 In case any action shall be brought against any indemnified party under paragraph 4.1 or 4.2, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish to do so, to assume the defense thereof with counsel satisfactory to such indemnified party. If the indemnifying party opts to assume the defense of such action, the indemnifying party will not be liable to the indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than (a) reasonable costs of investigation or the furnishing of documents or witnesses and (b) all reasonable fees and expenses of separate counsel to such indemnified party if (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel or (ii) the indemnified party shall have concluded reasonably that representation of the indemnifying party and the indemnified party by the same counsel would be inappropriate due to actual or potential differing interests between them in the conduct of the defense of such action.

5.   Effectiveness of Registration

None of the Shares shall be offered by either the Distributor or the Fund under any of the provisions of this Agreement and no orders for the purchase or sale of the Shares hereunder shall be accepted by the Fund if and so long as the effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act or if and so long as a current prospectus as required by Section 5(b)(2) of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this paragraph 5 shall in any way restrict or have an application to or bearing upon the Fund's obligation to repurchase its Shares from any shareholder in accordance with the provisions of the Fund's Registration Statement or articles of incorporation.

6.   Notice to the Distributor

The Fund agrees to advise the Distributor immediately in writing:

     (a) of any request by the SEC for amendments to the Registration Statement then in effect or for additional information;

(b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement then in effect or the initiation of any proceeding for that purpose;

(c) of the happening of any event that makes untrue any statement of a material fact made in the Registration Statement then in effect or that requires the making of a change in such Registration Statement in order to make the statements therein not misleading; and

(d) of all actions of the SEC with respect to any amendment to the Registration Statement which may from time to time be filed with the SEC.

7.   Term of Agreement

This Agreement shall continue until July 30, 1995 and thereafter shall continue automatically for successive annual periods ending on July 30 of each year, provided such continuance is specifically approved at least annually by (a) the Fund's Board of Directors and (b) a vote of a majority of the Fund's directors who are not interested persons (as defined in the 1940 Act) of the Fund (the "Disinterested Directors"), by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable with respect to the Fund without penalty, (a) on 60 days' written notice, by vote of a majority of the Disinterested Directors or by vote of a majority (as defined in the 1940
Act) of the outstanding voting securities of the Fund, or (b) on 90 days' written notice by the Distributor. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act) by either of the parties to the Agreement or in the event the Distributor ceases to be a member in good standing of the NASD or upon the occurrence of any event affecting the Distributor's registration as a broker/dealer under the Securities Exchange Act of 1934.

Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.

                                                     Very truly yours,

                                                     THE GABELLI VALUE FUND INC.


                                                     By:      BRUCE ALPERT
                                                              Title:


Accepted:

GABELLI & COMPANY, INC.


By:      ILLEGIBLE
         Title:  Vice President